MIMVI, INC.

AMENDED AND RESTATED 2010 STOCK OPTION PLAN

STOCK OPTION LETTER AGREEMENT

STOCK OPTION GRANT NOTICE

TO:

We are pleased to inform you that you have been selected by the Mimvi, Inc. (the “Company”) to receive an option (the “Option”) to purchase shares (the “Option Shares”) of the Company's Common Stock under the Company's 2010 Stock Option Plan (the “Plan”).

The terms of the Option are as set forth in this Agreement and in the Plan, a copy of which is attached. The Plan is incorporated by reference into this Agreement, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

The most important terms of the Option are summarized as follows:

Grant Date:
Number of Shares:
Exercise Price:
Expiration Date:
Vesting Base Date:
Type of Option:
Vesting and Exercisability: The Option will vest and become exercisable according to the following schedule:
Applicable Period of Continuous	Percent of Total Option
Employment or Service with the	That Is Vested and Exercisable
Company or Its Related
Company

No portion of the shares subject to the Option shall be exercisable prior to the vesting of such shares.

1. Termination of Option: The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your employment or service relationship with the Company. The vested portion of the Option will terminate automatically and without further notice on the earliest of the following dates:

1.1. three months after termination of your employment or service relationship with the Company for any reason other than Disability or death;

1.2. one year after termination of your employment or service relationship with the Company by reason of Disability or death; and

1.3. the Expiration Date; except, that if the Company terminates your services for Cause you will forfeit the unexercised portion of the Option, including vested and unvested shares, on the date you are notified of your termination. If you die while the Option is exercisable, the Option may be exercised until one year after the date of death or the Expiration Date, whichever is earlier.

The Option must be exercised within three months after termination of employment for reasons other than death or Disability and one year after termination of employment due to Disability to qualify for the beneficial tax treatment afforded ISOs.

It is your responsibility to be aware of the date your Option terminates.

2. ISO Qualification: The Option is intended to qualify as an ISO under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such. If the aggregate fair market value on the Grant Date of the shares with respect to which the Option first becomes exercisable during any calendar year (under the Option and all other ISOs you hold) exceeds $100,000, the excess portion will be treated as a nonqualified stock option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for ISOs. A portion of the Option may be treated as a nonqualified stock option if certain events cause exercisability of the Option to accelerate.

3. Notice of Disqualifying Disposition: To obtain certain tax benefits afforded to ISOs you must hold the shares issued upon the exercise of the Option for two years after the Grant Date and one year from the date of exercise. You may be subject to the alternative minimum tax at the time of exercise. You should obtain tax advice when exercising the Option and prior to the disposition of the Option Shares. By accepting the Option, you agree to promptly notify the Company if you dispose of any of the Option Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.

4. Method of Exercise: You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of shares of Common Stock for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of shares of Common Stock you are purchasing. You shall not, under any circumstances, be permitted to exercise any unvested shares subject to the Option. The Company may, in its sole discretion at the time of exercise, require you to sign an agreement, pursuant to which you will acknowledge certain securities laws matters and grant to the Company certain repurchase and first offer rights to purchase the shares acquired by you upon exercise of the Option.

5. Form of Payment: You may pay the Option exercise price, in whole or in part, in cash, by check or, unless the Plan Administrator determines otherwise, by (a) tendering (either -3- actually or by attestation) mature shares of Common Stock (generally, shares you have held for a period of at least six months) having a fair market value on the day prior to the date of exercise equal to the exercise price (you should consult your tax advisor before exercising the Option with stock you received upon the exercise of an incentive stock option); (b) if and so long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price; or (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations; or (d) such other consideration as the Plan Administrator may permit.

6. Repurchase and First Refusal Rights. So long as the Common Stock is not registered under the Exchange Act, the Company may, in its sole discretion at the time of exercise, require you to sign a stock purchase agreement, in the form to be provided, pursuant to which you will grant to the Company certain repurchase and/or first refusal rights to purchase the Shares acquired by you upon exercise of the Option. Upon request to the Company, you may review a current form of this agreement prior to exercise of the Option.

7. Withholding Taxes: As a condition to the exercise of any portion of the Option that is treated as a nonqualified stock option, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company has the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. Unless the Plan Administrator determines otherwise, you may satisfy the withholding obligation by electing to have the Company withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld (up to the minimum required federal tax withholding rate). The Company may also deduct from the shares to be issued upon exercise any other amounts due from you to the Company.

8. Limited Transferability: During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution, except that nonqualified stock options may be transferred to the extent permitted by the Plan Administrator. The Plan provides for exercise of the Option by a designated beneficiary or the personal representative of your estate.

9. Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, you agree that you will not sell, make any short sale of, loan, hypothecate, pledge, assign, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to, any of the Option Shares without the prior written consent of the Company or its underwriters. Such limitations will be in effect for such period of time as may be requested by the Company or its underwriters; provided, however, that in no event will such period exceed 180 days. This market standoff provision will be in effect no longer than two years after the effective date of the Company's initial public offering.

10. Registration: Your particular attention is directed to Section 16.3 of the Plan, which describes certain important conditions relating to federal and state securities laws that must be satisfied before the Option can be exercised and before the Company can issue any shares to you.

11. Binding Effect: This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

12. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation: By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon termination of employment or service relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) that the future value of the underlying Option Shares is unknown and cannot be predicted with certainty; (i) that if the underlying Option Shares do not increase in value, the Option will have no value; and (j) that, in accepting this Option, you are agreeing to commit 100 percent of your professional time and efforts to your employment with the Company.

13. Acceleration: In the event of a Company Transaction (as defined in the Plan), the then unvested portion of the Option shall vest and become immediately exercisable.

Please execute the attached Acceptance and Acknowledgment form and return it to the undersigned at the address below.

Very truly yours,
MIMVI, INC.
__________________________________
,CFO
Address

ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of the State of California, accept the Option described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan.

Furthermore, I hereby agree that any work done by me at the offices of the Company shall be for, and be the sole property of, the Company.

Dated: __________
Name

Address:

Taxpayer ID Number

-5-